UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2021

Herbalife Nutrition Ltd.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman Cayman Islands		KY1-1106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.  Results of Operations and Financial Condition.

On May 4, 2021, Herbalife Nutrition Ltd. (the “Company”) issued a press release announcing its financial results for its first fiscal quarter ended March 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2021, the Company announced the planned retirement of the Company’s Chief Operating Officer, David Pezzullo. Effective August 2, 2021, Mr. Pezzullo will step down as Chief Operating Officer of the Company and will assume a part-time position as Senior Operations Advisor.  Mark Schissel, currently the Company’s Executive Vice President, Worldwide Operations, was appointed to succeed Mr. Pezzullo as the Chief Operating Officer effective August 2, 2021.

Mr. Schissel, 53, has served as the Company’s Executive Vice President, Worldwide Operations since August 2017. From April 2010 to August 2017, Mr. Schissel served as the Company’s Chief Information Officer. Mr. Schissel joined the Company in May 2007 as Vice President, IS Enterprise Applications, a position he held until April 2010. In connection with his appointment, Mr. Schissel will have an annual salary of $530,000, and a target annual cash incentive equal to 70% of base salary, subject to actual performance. Mr. Schissel will continue to be eligible to participate in the Company’s long-term incentive plan, with the size, form, and timing of grants, if any, subject to the approval of the Board’s Compensation Committee.  In August 2021, Mr. Schissel will be entitled to an award of performance share units having a grant date fair value equal to $1,100,000, reduced by the grant date fair value of the equity incentive awards previously granted to Mr. Schissel in 2021 in the ordinary course. Additionally, effective on August 2, 2021, Mr. Schissel will participate in the Herbalife International of America, Inc. Executive Officer Severance Plan in accordance with the terms and conditions thereof. Mr. Schissel is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 28, 2021, the Company held its 2021 Annual General Meeting of Shareholders. The Company’s shareholders voted on the four proposals outlined in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 16, 2021, and cast their votes as described below.

Proposal 1:    Election of Directors.

Nine board nominees for director were elected by a majority of the votes cast to serve until the 2022 annual general meeting of shareholders of the Company or until their successors are duly elected and qualified. The voting results are as follows:

	For	Against	Abstain	Broker Non-votes
John Agwunobi	90,706,493	2,077,700	8,233,616	3,437,326
Richard H. Carmona	91,970,321	987,998	8,059,490	3,437,326
Kevin M. Jones	92,701,888	245,720	8,070,201	3,437,326
Sophie L’Hélias	92,703,570	243,956	8,070,283	3,437,326
Alan LeFevre	92,363,848	569,294	8,084,667	3,437,326
Juan Miguel Mendoza	91,590,404	1,367,351	8,060,054	3,437,326
Donal Mulligan	92,704,861	243,557	8,069,391	3,437,326
Maria Otero	92,676,091	273,009	8,068,709	3,437,326
John Tartol	91,572,112	1,387,143	8,058,554	3,437,326

Proposal 2:    Approve, on an advisory basis, the compensation of the Company’s named executive officers.

The advisory resolution to approve the compensation of the named executive officers was approved. The voting results are as follows:

For	Against	Abstain	Broker Non-votes
86,072,512	5,982,664	8,962,633	3,437,326

Proposal 3:    Approve an amendment and restatement of the Company’s 2014 Stock Incentive Plan to increase the number of Common Shares available for issuance under such plan.

The amendment and restatement of the Company’s 2014 Stock Incentive Plan to increase the number of Common Shares available for issuance under such plan was approved. The voting results are as follows:

For	Against	Abstain	Broker Non-votes
83,464,293	8,561,871	8,991,644	3,437,326

Proposal 4:    Ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2021.

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was ratified. The voting results are as follows:

For	Against	Abstain	Broker Non-votes
95,019,777	523,110	8,912,248	0

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Herbalife Nutrition Ltd. on May 4, 2021.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on May 4, 2021 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Nutrition Ltd.

May 4, 2021	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	EVP, General Counsel and Corporate Secretary